FOR IMMEDIATE RELEASE
COMMUNITY WEST BANCSHARES REPORTS EARNINGS RESULTS
FOR THE QUARTER ENDED DECEMBER 31, 2025,
AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA...January 22, 2026...The Board of Directors of Community West Bancshares (“Company”) (NASDAQ: CWBC), the parent company of Community West Bank (“Bank”), reported today unaudited consolidated net income of $11,170,000, and diluted earnings per share of $0.58 for the three months ended December 31, 2025, compared to net income of $6,895,000 and $0.36 per diluted common share for the three months ended December 31, 2024. The Company declared a $0.12 per common share cash dividend, payable on February 20, 2026 to shareholders of record as of February 6, 2026.

“Fourth quarter 2025 results reflected sustained operating performance, a strong capital foundation, and a continued focus on leadership depth and longstanding client relationships,” stated James J. Kim, CEO of the Company. “As we navigated an evolving economic environment, both our Company and our clients demonstrated resilience and focus. The merger announcement with United Security Bancshares and United Security Bank represents a natural extension of our momentum and positions us to further strengthen our Central California presence, expand our relationship service, capabilities, and deliver long-term value for our communities, employees, and shareholders.”
FINANCIAL HIGHLIGHTS
•On December 17, 2025, the Company announced it signed a definitive merger agreement with United Security Bancshares (“USB”) pursuant to which USB will merge with and into the Company. Upon closing, which is expected to occur in the second quarter subject to customary closing conditions, including regulatory approvals and shareholder approval from both parties, the combined company would have approximately $5 billion in total assets.
•Net income during the fourth quarter increased to $11.17 million, or $0.58 per diluted common share, compared to net income of $10.87 million and $0.57 per diluted common share, respectively, in the third quarter of 2025.
•The Company recorded a provision for credit losses of $515,000 during the quarter ended December 31, 2025, as compared to a provision for credit losses of $667,000 during the trailing quarter. The current quarter provision is attributed to a provision for loan losses totaling $599,000 and a provision to the reserve for unfunded commitments of $200,000, partially offset by a credit to the reserve for held-to-maturity securities of $284,000.
•Gross loans increased by $89.7 million or 3.66% for the quarter ended December 31, 2025 compared to the quarter ended September 30, 2025 and increased $206.6 million or 8.85% year-to-date.
•Total deposits increased by $19.3 million or 0.63% compared to the quarter ended September 30, 2025 and $184.5 million or 6.34% year-to-date.
•Total cost of deposits remained flat at 1.39% for the quarter ended December 31, 2025 compared to 1.39% for the quarter ended September 30, 2025, and decreased from 1.49% for the quarter ended December 31, 2024.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits totaled 34.97% and 35.79% for the quarters ended December 31, 2025 and September 30, 2025, respectively.
•Net interest margin increased to 4.24% for the quarter ended December 31, 2025, from 4.20% and 3.95% for the quarters ended September 30, 2025 and December 31, 2024, respectively.
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Community West Bancshares -- page 2
•Return on average assets was 1.23% for the quarter ended December 31, 2025 as compared to 1.21% and 0.78% for the quarters ended September 30, 2025 and December 31, 2024, respectively. Return on average assets, excluding merger related expenses, was 1.27% for the quarter ended December 31, 2025 as compared to 1.21% and 0.82% for the quarters ended September 30, 2025 and December 31, 2024, respectively. See non-GAAP disclosures for more information.
•Return on average equity was 11.03% for the quarter ended December 31, 2025 as compared to 11.25% and 7.55% for the quarters ended September 30, 2025 and December 31, 2024, respectively. Return on average equity, excluding merger related expenses, was 11.39% for the quarter ended December 31, 2025 as compared to 11.27% and 7.91% for the quarters ended September 30, 2025 and December 31, 2024, respectively. See non-GAAP disclosures for more information.
•Capital positions remained strong at December 31, 2025 with a 9.80% Tier 1 Leverage Ratio; a 11.56% Common Equity Tier 1 Ratio; a 11.73% Tier 1 Risk-Based Capital Ratio; and a 13.97% Total Risk-Based Capital Ratio.

“Financial performance for fourth quarter 2025 demonstrated increasing earnings strength, including a seventh consecutive quarter of net interest margin improvement and consistent upward trends in return on average assets and return on average equity. These results underscore disciplined balance-sheet management, and the strong efforts of our dedicated team,” said Shannon Livingston, Executive Vice President and Chief Financial Officer.

Results of Operations

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,
(In thousands, except share and per-share amounts)	2025	2025	2024	2025	2024
Net interest income before provision for credit losses	$35,749	$34,944	$32,024	$136,180	$110,367
Provision for credit losses	515	667	1,224	3,754	11,113
Net interest income after provision for credit losses	35,234	34,277	30,800	132,426	99,254
Total non-interest income	2,547	2,966	2,303	10,488	6,445
Total non-interest expenses	22,452	22,167	23,188	90,386	94,701
Income before provision for income taxes	15,329	15,076	9,915	52,528	10,998
Provision for income taxes	4,159	4,203	3,020	14,360	3,332
Net income	$11,170	$10,873	$6,895	$38,168	$7,666

Statement Regarding use of Non-GAAP Financial Measures
In this press release, Community West Bancshares’ financial results are presented in accordance with GAAP and refer to certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and manage the Company’s business. A reconciliation of the GAAP financial measures to comparable non-GAAP financial measures is presented below.

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Community West Bancshares -- page 3
Reconciliation of GAAP and Non-GAAP Financial Measures

	Three months ended			Twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2025	2025	2024	2025	2024
PRE-TAX PRE-PROVISION RETURN ON AVERAGE ASSETS OR EQUITY
Net income (GAAP)	$11,170	$10,873	$6,895	$38,168	$7,666
Exclude provision for income taxes	4,159	4,203	3,020	14,360	3,332
Exclude provision for credit losses	515	667	1,224	3,754	11,113
Net income before income tax and provision expense (Non-GAAP)	$15,844	$15,743	$11,139	$56,282	$22,111

RETURN ON AVERAGE ASSETS (Annualized)
Average assets	$3,646,566	$3,595,359	$3,524,115	$3,581,260	$3,190,361
Return on average assets (GAAP)	1.23%	1.21%	0.78%	1.07%	0.24%
Pre-tax pre-provision return on average assets (Non-GAAP)	1.74%	1.75%	1.26%	1.57%	0.69%

RETURN ON AVERAGE EQUITY (Annualized)
Average stockholders' equity	$404,975	$386,500	$365,208	$384,828	$317,142
Return on average equity (GAAP)	11.03%	11.25%	7.55%	9.92%	2.42%
Pre-tax pre-provision return on average equity (Non-GAAP)	15.65%	16.29%	12.20%	14.63%	6.97%

	Three months ended
	December 31,	September 30,		June 30,	March 31,	December 31,
(Dollars in thousands)	2025	2025		2025	2025	2024
TANGIBLE COMMON EQUITY
Shareholders’ equity (GAAP)	$409,588	$397,576		$380,002	$371,937	$362,685
Exclude goodwill	96,828	96,828		96,828	96,828	96,828
Exclude other intangibles assets	8,266	8,516		8,767	9,017	9,268
Tangible common equity (Non-GAAP)	$304,494	$292,232		$274,407	$266,092	$256,589

TANGIBLE COMMON EQUITY PER SHARE
Tangible shareholders’ equity (Non-GAAP)	$304,494	$292,232		$274,407	$266,092	$256,589

Common shares outstanding at end of period	19,163,452	19,138,677		19,130,508	19,061,009	18,974,674

Common shareholders’ equity (book value) per share (GAAP)	$21.37	$20.77	$19.19	$19.86	$19.53	$19.11
Tangible common shareholders’ equity (tangible book value) per share (Non-GAAP)	$15.89	$15.27		$14.34	$13.97	$13.52
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Community West Bancshares -- page 4

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except share and per-share amounts)	2025	2025	2024	2025	2024

NET INCOME ADJUSTED FOR NON-RECURRING ITEMS
Net income (GAAP)	$11,170	$10,873	$6,895	$38,168	$7,666
Merger and conversion related costs:
Provision for credit losses on acquired non purchased credit deteriorated (PCD) loans	—	—	—	—	10,877
Personnel and severance	—	—	107	—	3,639
Professional services	520	—	—	798	2,240
Data processing and technology	—	—	293	—	2,961
Other	—	—	68	—	774
Total merger and conversion related costs	520	—	468	798	20,491
Loss on sale/call of investment securities	—	26	—	41	4,199
Income tax impact of non-core items	(154)	(8)	(138)	(248)	(7,298)
Comparable net income (non-GAAP)	$11,536	$10,891	$7,225	$38,759	$25,058
DILUTED EARNINGS PER SHARE
Weighted average diluted shares	19,117,789	19,093,544	18,981,835	19,069,289	17,179,796
Diluted earnings per share (GAAP)	$0.58	$0.57	$0.36	$2.00	$0.45
Comparable diluted earnings per share (non-GAAP)	$0.60	$0.57	$0.38	$2.03	$1.46
RETURN ON AVERAGE ASSETS
Average assets	$3,646,566	$3,595,359	$3,524,115	$3,581,260	$3,190,361
Return on average assets (GAAP)	1.23%	1.21%	0.78%	1.07%	0.24%
Impact of non-core expenses	0.04%	—%	0.04%	0.01%	0.55%
Comparable return on average assets (non-GAAP)	1.27%	1.21%	0.82%	1.08%	0.79%
RETURN ON AVERAGE EQUITY
Average stockholders' equity	$404,975	$386,500	$365,208	$384,828	$317,142
Return on average equity (GAAP)	11.03%	11.25%	7.55%	9.92%	2.42%
Impact of non-core expenses	0.36%	0.02%	0.36%	0.15%	5.48%
Comparable return on average equity (non-GAAP)	11.39%	11.27%	7.91%	10.07%	7.90%
EFFICIENCY RATIO
Non-interest expense (GAAP)	$22,452	$22,167	$23,188	$90,386	$94,701
Merger-related non-interest expenses	(520)	—	(468)	(798)	(20,491)
Comparable non-interest expense (non-GAAP)	21,932	22,167	22,720	89,588	74,210
Net interest income (GAAP)	35,749	34,944	32,024	136,180	110,367
Non-interest income (GAAP)	2,547	2,966	2,303	10,488	6,445
Loss on sale/call of investment securities	—	26	—	41	4,199
Comparable non-interest income (non-GAAP)	$2,547	$2,992	$2,303	$10,529	$10,644
Efficiency ratio (GAAP)	58.63%	58.47%	67.55%	61.63%	81.07%
Comparable efficiency ratio (non-GAAP)	57.27%	58.43%	66.19%	61.07%	61.33%

For the quarter ended December 31, 2025, the Company reported unaudited consolidated net income of $11,170,000 and diluted earnings per common share of $0.58, compared to consolidated net income of $10,873,000 and $0.57 per fully diluted share for the trailing quarter, and consolidated net income of $6,895,000 and $0.36 per diluted share for the same period in 2024. The Company's earnings during the quarter benefited from an increase in net interest income before provision for credit losses and a lower provision for credit losses, partially offset by a decrease in non-interest income and an increase in non-interest expense, as compared to the prior quarter.

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Community West Bancshares -- page 5
For the twelve months ended December 31, 2025, the Company reported unaudited consolidated net income of $38,168,000 and diluted earnings per common share of $2.00, compared to consolidated net income of $7,666,000 and $0.45 per diluted share for the same period in 2024. The earnings for the period were improved as compared to the prior year due to an increase in net interest income before provision for credit losses of $25,813,000, a decrease in the provision for credit losses of $7,359,000, an increase in non-interest income of $4,043,000 and a decrease in non-interest expense of $4,315,000. The improvements in income were partially offset by an increase in the provision for income taxes of $11,028,000.

Annualized return on average equity (ROAE) for the quarter ended December 31, 2025 was 11.03%, compared to 7.55% for the same period of 2024. Annualized return on average assets (ROAA) was 1.23% for the quarter ended December 31, 2025 compared to 0.78% for the same period in 2024.

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.87% for the quarter ended December 31, 2025, compared to 3.16% for the quarter ended December 31, 2024 and 2.96% for the quarter ended September 30, 2025. The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 2.95% for the twelve months ended December 31, 2025, compared to 3.18% for the twelve months ended December 31, 2024.

Total average loans increased by $174,097,000 to $2,482,277,000 for the quarter ended December 31, 2025, from $2,308,180,000 for the quarter ended December 31, 2024 and increased by $65,122,000 from $2,417,155,000 for the quarter ended September 30, 2025. The year over year increase was due to organic loan growth throughout the Company’s expanded footprint. The effective yield on average loans was 6.66% for the quarter ended December 31, 2025, compared to 6.61% and 6.65% for the quarters ended December 31, 2024 and September 30, 2025, respectively. Total average loans increased by $416,501,000 to $2,394,887,000 for the twelve months ended December 31, 2025, from $1,978,386,000 for the twelve months ended December 31, 2024. The effective yield on average loans was 6.68% for the twelve months ended December 31, 2025, compared to 6.58% for the twelve months ended December 31, 2024.

The Company’s net interest margin (fully tax equivalent basis) was 4.24% for the quarter ended December 31, 2025, compared to 3.95% for the quarter ended December 31, 2024 and 4.20% for the quarter ended September 30, 2025. Net interest income, before provision for credit losses, increased by $3,725,000 or 11.63%, to $35,749,000 for the fourth quarter of 2025, compared to $32,024,000 for the same period in 2024. In addition to the increase in average loans due to organic loan growth, the Company's yield on interest earning assets has increased from 5.59% for the quarter ended December 31, 2024 to 5.64% for the quarter ended December 31, 2025. Additionally, the Company benefited from a decrease in the costs on interest-bearing liabilities, in which the cost of total deposits decreased to 1.39% from 1.49% when comparing the quarters ended December 31, 2025 and 2024. The decrease in the cost of deposits is primarily attributed to rate decreases in both the money market and time deposit portfolios. Net interest margin during the three months ended December 31, 2025 and 2024 and September 30, 2025 benefited by approximately 27 basis points ($2,349,000), 24 basis points ($1,909,000), and 28 basis points ($2,328,000), respectively, from the net accretion of fair value marks.

The Company’s net interest margin (fully tax equivalent basis) was 4.15% for the twelve months ended December 31, 2025, compared to 3.76% for the twelve months ended December 31, 2024. Net interest income, before provision for credit losses, increased $25,813,000 or 23.39%, to $136,180,000 for the twelve months ended December 31, 2025, compared to $110,367,000 for the same period in 2024. The accretion on loan marks of acquired loans increased interest income by $11,481,000 and $9,849,000 during the twelve months ended December 31, 2025 and 2024, respectively. Net interest income during the twelve months ended December 31, 2025 and 2024 benefited by approximately 27 basis points ($8,820,000) and 15 basis points ($4,464,000), respectively, from the net accretion of the fair value marks.

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Community West Bancshares -- page 6

Non-Interest Income - The following tables present the key components of non-interest income for the periods indicated:

	Three months ended
	December 31,	September 30,
(Dollars in thousands)	2025	2025	$ Change	% Change
Service charges	$502	$519	$(17)	(3.3)%
Interchange fees	447	493	(46)	(9.3)%
Appreciation in cash surrender value of bank owned life insurance	380	379	1	0.3%
Federal Home Loan Bank dividends	242	240	2	0.8%
Loan placement fees	212	215	(3)	(1.4)%
Gain on proceeds from death benefits	—	198	(198)	(100.0)%
Net realized losses on sales and calls of investment securities	—	(26)	26	(100.0)%
Other income	764	948	(184)	(19.4)%
Total non-interest income	$2,547	$2,966	$(419)	(14.1)%

The decrease in total non-interest income for the quarter ended December 31, 2025 as compared to the trailing quarter was primarily driven by a decrease in interchange fees, no one-time gains for death benefits in the current quarter, and less income from other investments.

	Twelve months ended December 31,
(Dollars in thousands)	2025	2024	$ Change	% Change
Service charges	$2,028	$1,798	$230	12.8%
Interchange fees	1,948	2,078	(130)	(6.3)%
Appreciation in cash surrender value of bank owned life insurance	1,497	1,325	172	13.0%
Federal Home Loan Bank dividends	960	796	164	20.6%
Loan placement fees	844	1,184	(340)	(28.7)%
Gain on proceeds from death benefits	198	—	198	—%
Net realized losses on sales and calls of investment securities	(41)	(4,199)	4,158	(99.0)%
Other income	3,054	3,463	(409)	(11.8)%
Total non-interest income	$10,488	$6,445	$4,043	62.7%

Increases in non-interest income as compared to the prior year-to-date period are attributed to the reduction in realized losses on sales and calls of investment securities. Realized losses on sales and calls of investment securities decreased to $41,000 for the twelve months ended December 31, 2025 compared to a loss of $4,199,000 for the twelve months ended December 31, 2024. During the prior year the Company sold investment securities as part of strategic balance sheet repositioning. The increase in non-interest income was partially offset by lower interchange fees, loan placement fees, and other income for the year ended December 31, 2025.

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Community West Bancshares -- page 7
Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended
	December 31,	September 30,
(Dollars in thousands)	2025	2025	$ Change	% Change
Salaries and employee benefits	$12,097	$12,525	$(428)	(3.4)%
Occupancy and equipment	2,876	2,933	(57)	(1.9)%
Information technology	1,733	1,711	22	1.3%
Data processing expense	757	748	9	1.2%
Merger and acquisition expense	520	—	520	—%
Regulatory assessments	515	490	25	5.1%
Professional services	440	447	(7)	(1.6)%
ATM/Debit card expenses	440	359	81	22.6%
Amortization of core deposit intangibles	251	250	1	0.4%
Advertising	242	185	57	30.8%
Directors’ expenses	226	234	(8)	(3.4)%
Loan related expenses	211	252	(41)	(16.3)%
Personnel other	96	19	77	405.3%
Other expense	2,048	2,014	34	1.7%
Total non-interest expenses	$22,452	$22,167	$285	1.3%

During the fourth quarter of 2025, total non-interest expense increased $285,000 as compared to the trailing quarter. The increase was driven primarily by increases in merger related expenses. The decrease in salary and employee benefits was due to less FTE as compared to the prior quarter.

	Twelve months ended December 31,
(Dollars in thousands)	2025	2024	$ Change	% Change
Salaries and employee benefits	$49,841	$48,470	$1,371	2.8%
Occupancy and equipment	11,430	9,479	1,951	20.6%
Information technology	7,137	5,940	1,197	20.2%
Data processing expense	3,160	3,748	(588)	(15.7)%
Professional services	2,390	2,825	(435)	(15.4)%
Regulatory assessments	1,994	1,837	157	8.5%
ATM/Debit card expenses	1,589	1,750	(161)	(9.2)%
Amortization of core deposit intangibles	1,002	751	251	33.4%
Advertising	929	854	75	8.8%
Directors’ expenses	912	752	160	21.3%
Loan related expenses	839	802	37	4.6%
Merger and acquisition expense	798	9,614	(8,816)	(91.7)%
Personnel other	313	345	(32)	(9.3)%
Other expense	8,052	7,534	518	6.9%
Total non-interest expenses	$90,386	$94,701	$(4,315)	(4.6)%

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Community West Bancshares -- page 8
The decrease in non-interest expenses as compared to the prior year-to-date period was due to the reduction in non-recurring merger expenses, data processing expense, and professional services, partially offset by an increase in salary and employee benefits, occupancy and equipment, and information technology.

Balance Sheet Summary
Total assets for the period ended December 31, 2025 increased $168,546,000 or 4.79%, compared to the period ended December 31, 2024. Total average assets for the quarter ended December 31, 2025 were $3,646,566,000 compared to $3,524,115,000 for the quarter ended December 31, 2024 and $3,595,359,000 for the quarter ended September 30, 2025, an increase of $122,451,000 or 3.47% and an increase of $51,207,000 or 1.42%, respectively.

For the quarter ended December 31, 2025, the Company’s average gross investment securities decreased by $44,605,000, or 5.23%, compared to the quarter ended December 31, 2024, and decreased by $10,824,000, or 1.32%, compared to the quarter ended September 30, 2025. This decrease compared to the prior year was the result of sales, calls and maturities of available-for-sale securities and held-to-maturity securities.

In comparing the quarter ended December 31, 2025 to the quarters ended December 31, 2024 and September 30, 2025, total average gross loans increased $174,097,000 or 7.54%, and increased by $65,122,000 or 2.69%, respectively.

The following table shows the Company’s outstanding loan portfolio composition as of December 31, 2025 and December 31, 2024:

	December 31, 2025		December 31, 2024
Loan Type (dollars in thousands)	Amount	% of Total	Amount	% of Total
Commercial:
Commercial and industrial	$156,744	6.2%	$143,422	6.1%
Agricultural production	34,152	1.3%	37,323	1.6%
Total commercial	190,896	7.5%	180,745	7.7%
Real estate:
Construction & other land loans	80,452	3.2%	67,869	2.9%
Commercial real estate - owner occupied	368,604	14.5%	323,188	13.9%
Commercial real estate - non-owner occupied	992,486	39.1%	913,165	39.2%
Farmland	142,100	5.6%	139,815	6.0%
Multi-family residential	199,123	7.8%	133,595	5.7%
1-4 family - close-ended	110,026	4.3%	123,445	5.3%
1-4 family - revolving	39,818	1.6%	35,421	1.5%
Total real estate	1,932,609	76.1%	1,736,498	74.5%
Consumer:
Manufactured housing	324,476	12.8%	322,263	13.8%
Other installment	92,589	3.6%	92,839	4.0%
Total consumer	417,065	16.4%	415,102	17.8%
Net deferred origination costs	287	—%	1,876	0.1%
Total gross loans	2,540,857	100.0%	2,334,221	100.0%
Allowance for credit losses	(30,071)		(25,803)
Total loans	$2,510,786		$2,308,418

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Community West Bancshares -- page 9

The composition of deposits at December 31, 2025 and December 31, 2024 is summarized in the table below:

	December 31, 2025		December 31, 2024
(Dollars in thousands)	Amount	% of Total	Amount	% of Total
NOW accounts	$502,727	16.2%	$470,548	16.2%
MMA accounts	858,354	27.7%	843,145	29.0%
Time deposits	503,451	16.3%	443,284	15.2%
Savings deposits	171,977	5.6%	172,976	5.9%
Total interest-bearing	2,036,509	65.8%	1,929,953	66.3%
Non-interest bearing	1,058,765	34.2%	980,824	33.7%
Total deposits	$3,095,274	100.0%	$2,910,777	100.0%

Total average deposits increased $209,662,000 or 7.22%, to $3,114,530,000 for the quarter ended December 31, 2025, compared to $2,904,868,000 for the quarter ended December 31, 2024, and increased $44,231,000, or 1.44%, compared to $3,070,299,000 for the quarter ended September 30, 2025. The Company’s ratio of average non-interest bearing deposits to total deposits was 34.97% for the quarter ended December 31, 2025, compared to 36.02% and 35.79% for the quarters ended December 31, 2024 and September 30, 2025, respectively.

The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the year-to-date period, the Company’s cash and cash equivalents decreased $1,414,000 to $118,984,000 compared to $120,398,000 at December 31, 2024. The Company had $73,000,000 in short-term borrowings at December 31, 2025 compared to $133,442,000 at December 31, 2024.

At December 31, 2025 and December 31, 2024, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	December 31, 2025	December 31, 2024
Cash and cash equivalents	$118,984	$120,398
Unpledged investment securities	338,235	403,669
Excess pledged securities	85,961	69,866
FHLB borrowing availability	709,391	576,556
Unsecured lines of credit availability	110,000	110,000
Funds available through FRB discount window	3,411	3,828
Total	$1,365,982	$1,284,317

Credit Quality
During the fourth quarter of 2025, the Company recorded net loan charge-offs of $118,000 compared to $59,000 for the same period in 2024. The net charge-off ratio reflects annualized net charge-offs to average loans of 0.02% for the quarter ended December 31, 2025, compared to annualized net charge-offs of 0.01% for the quarter ended December 31, 2024. During the quarter ended December 31, 2025, the Company recorded a $599,000 provision for loan losses, compared to $971,000 for the same period in 2024. In addition to the provision for credit losses on loans for the quarter ended December 31, 2025, the Company recorded a credit to the provision for credit losses on held-to-maturity securities of $284,000 as compared to a provision of $299,000 in the prior year quarter. The Company recorded a provision for unfunded loan commitments totaling $200,000 for the quarter ended December 31, 2025 compared to a credit to the provision of $46,000 in the prior year quarter.

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Community West Bancshares -- page 10
The following table shows the Company’s loan portfolio, net of deferred costs, allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	December 31, 2025	% of Total	September 30, 2025	% of Total	December 31, 2024	% of Total
Pass	$2,407,906	94.8%	$2,359,148	96.3%	$2,272,543	97.4%
Special mention	54,155	2.1%	24,925	1.0%	17,384	0.7%
Substandard	78,796	3.1%	67,069	2.7%	44,294	1.9%
Doubtful	—		—		—
Total	$2,540,857	100.0%	$2,451,142	100.0%	$2,334,221	100.0%
At December 31, 2025, the allowance for credit losses for loans was $30,071,000, compared to $25,803,000 at December 31, 2024, a net increase of $4,268,000 reflecting a provision for loan losses of $4,200,000 and net recoveries during the period. The allowance for credit losses as a percentage of total loans was 1.18% as of December 31, 2025 compared to 1.11% at December 31, 2024. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at December 31, 2025.
Cash Dividend Declared
On January 21, 2026, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on February 20, 2026 to shareholders of record as of February 6, 2026. The Company continues to be well capitalized and expects to maintain adequate capital levels.
Pending Merger with United Security Bancshares
On December 17, 2025 the Company and United Security Bancshares (“USB”) jointly announced the signing of a definitive agreement whereby USB, the parent company of United Security Bank will merge into the Company. United Security Bank’s full-service branches in Fresno, Madera, Kern, San Joaquin and Santa Clara Counties will join Community West Bank’s full-service Banking Centers in 12 Central California counties.

Under the terms of the merger agreement, stockholders of USB will receive 0.4520 shares of CWB common stock for each USB share. Consummation of the merger is subject to certain conditions, including the approval by the shareholders of the Company and USB and customary regulatory approvals. Based on CWB’s closing price of $23.78 on January 21, 2026, the total consideration was valued at approximately $188.7 million, or approximately $10.75 per United Security Bancshares common share.

Company Overview
Community West Bancshares (“Company”) (NASDAQ: CWBC) and its wholly owned subsidiary, Community West Bank (“Bank”), are headquartered in Fresno, California. The Company was established in 1979 with the vision to help businesses and communities by exceeding expectations at every opportunity, and opened its first Banking Center on January 10, 1980. Today, the Bank operates full-service Banking Centers throughout Central California and maintains a variety of departments supporting Commercial Lending, Agribusiness, SBA, Residential Construction and Mortgage, Manufactured Housing, Private Banking and Cash Management.

Members of the Company and Bank Board of Directors are: Daniel J. Doyle (Chairman), Robert H. Bartlein (Vice Chairman), James J. Kim (CEO of the Company and President and CEO of the Bank), Martin E. Plourd (President of the Company), Suzanne M. Chadwick, Daniel N. Cunningham, Tom L. Dobyns, F.T. “Tommy” Elliott IV, Robert J. Flautt, James W. Lokey, Andriana D. Majarian, Steven D. McDonald, Dorothea D. Silva, William S. Smittcamp and Kirk B. Stovesand. Louis C. McMurray is Director Emeritus.

More information about Community West Bancshares and Community West Bank can be found at www.communitywestbank.com. Also, follow the Company on LinkedIn, X and Facebook.
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Community West Bancshares -- page 11

###

Additional Information and Where to Find It
The Company will file a registration statement on Form S-4 with the SEC in connection with the Company’s proposed merger with USB. The registration statement will include a joint proxy statement of the Company and USB that also constitutes a prospectus of the Company, which will be sent to the shareholders of the Company and USB. Before making any voting decision, the shareholders of the Company and USB are advised to read the joint proxy statement/prospectus when it becomes available because it will contain important information about the Company, USB and the proposed transaction. When filed, this document and other documents relating to the merger filed by the Company can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing the Company’s website at ir.communitywestbank.com under the tab “Financials” and on USB’s website at investors.unitedsecuritybank.com under the tab “Financials” and “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to Community West Bancshares, Attn: Investor Relations, 7100 N. Financial Dr., Suite 101, Fresno, CA 93720, or by calling (916) 235-4617 or from USB upon written request to United Security Bancshares, Attn: Investor Relations, 2126 Inyo St., Fresno, CA 93721, or by calling (559) 490-6261. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in the Solicitation
This report does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company, USB, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and USB in connection with the proposed merger under SEC rules. Information about the directors and executive officers of the Company and USB will be included in the joint proxy statement/prospectus for the proposed transaction filed with the SEC. These documents (when available) may be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”

Security holders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers in the definitive proxy statement of the Company relating to its 2025 Annual Meeting of Shareholders filed with the SEC on April 4, 2025 and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 17, 2025. Security holders may obtain information regarding the names, affiliations and interests of USB’s directors and executive officers in the definitive proxy statement of USB relating to its 2025 Annual Meeting of Shareholders filed with the SEC on April 7, 2025 and in USB’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 20, 2025.
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Community West Bancshares -- page 12

Forward-looking Statements- Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of one or both parties to terminate the merger agreement; current and future business, economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make, whether held in the portfolio or in the secondary market; effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board; geopolitical and domestic political developments including the imposition of tariffs, that can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, and increase the volatility of financial markets; changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, and the success of construction projects that we finance; our ability to achieve loan growth and attract deposits in our market area, the impact of the cost of deposits and our ability to retain deposits; liquidity issues, including fluctuations in the fair value and liquidity of the securities we hold for sale and our ability to raise additional capital, if necessary; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies; challenges arising from attempts to expand into new geographic markets, products, or services; restraints on the ability of Community West Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance; changes in our management personnel or our inability to retain, motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; natural disasters, such as earthquakes, wildfires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; compliance with governmental and regulatory requirements, relating to banking, consumer protection, securities and tax matters; and our ability to the manage the foregoing.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this report. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by the forward looking statements in this report. In addition, our past results of operations are not necessarily indicative of our future results. You should not rely on any forward looking statements, which represent our beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Community West Bancshares -- page 13
COMMUNITY WEST BANCSHARES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,	December 31,
(In thousands, except share amounts)	2025	2025	2024

ASSETS
Cash and due from banks	$27,627	$39,823	$28,029
Interest-earning deposits in other banks	91,357	81,735	92,369
Total cash and cash equivalents	118,984	121,558	120,398
Available-for-sale debt securities, at fair value, net of allowance for credit losses of $0, with an amortized cost of $509,083 at December 31, 2025, $515,813 at September 30, 2025, and $536,334 at December 31, 2024	469,410	473,075	477,113
Held-to-maturity debt securities, at amortized cost less allowance for credit losses of $440 at December 31, 2025, $724 at September 30, 2025, and $1,156 at December 31, 2024	287,117	287,082	301,359
Equity securities, at fair value	6,797	6,769	6,586
Loans, less allowance for credit losses of $30,071 at December 31, 2025, $29,590 at September 30, 2025, and $25,803 at December 31, 2024	2,510,786	2,421,552	2,308,418
Bank premises and equipment, net	23,545	23,569	24,469
Bank owned life insurance	54,163	53,783	53,319
Federal Home Loan Bank stock	10,978	10,978	10,978
Goodwill	96,828	96,828	96,828
Core deposit intangibles	8,266	8,516	9,268
Accrued interest receivable and other assets	103,443	108,554	113,035
Total assets	$3,690,317	$3,612,264	$3,521,771

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$1,058,765	$1,091,817	$980,824
Interest bearing	2,036,509	1,984,114	1,929,953
Total deposits	3,095,274	3,075,931	2,910,777
Borrowings	73,000	20,000	133,442
Senior debt and subordinated debentures	69,526	69,998	69,889
Accrued interest payable and other liabilities	42,929	48,759	44,978
Total liabilities	3,280,729	3,214,688	3,159,086
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 19,163,452 at December 31, 2025, 19,138,677 at September 30, 2025, and 18,974,647 at December 31, 2024	210,222	209,671	207,816
Retained earnings	238,990	230,119	209,984
Accumulated other comprehensive loss, net of tax	(39,624)	(42,214)	(55,115)
Total shareholders’ equity	409,588	397,576	362,685
Total liabilities and shareholders’ equity	$3,690,317	$3,612,264	$3,521,771

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Community West Bancshares -- page 14
COMMUNITY WEST BANCSHARES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except share and per-share amounts)	2025	2025	2024	2025	2024

INTEREST INCOME:
Interest and fees on loans	$41,543	$40,384	$38,247	$159,889	$130,166
Interest on deposits in other banks	919	1,149	1,311	4,178	4,355
Interest and dividends on investment securities:
Taxable	3,921	4,082	4,602	16,481	20,384
Exempt from Federal income taxes	1,275	1,273	1,319	5,162	5,483
Total interest income	47,658	46,888	45,479	185,710	160,388
INTEREST EXPENSE:
Interest on deposits	10,920	10,785	10,888	42,631	40,666
Interest on borrowings	103	251	1,651	3,308	5,690
Interest on senior debt and subordinated debentures	886	908	916	3,591	3,665
Total interest expense	11,909	11,944	13,455	49,530	50,021
Net interest income before provision for credit losses	35,749	34,944	32,024	136,180	110,367
PROVISION FOR CREDIT LOSSES	515	667	1,224	3,754	11,113
Net interest income after provision for credit losses	35,234	34,277	30,800	132,426	99,254
NON-INTEREST INCOME:
Service charges	502	519	456	2,028	1,798
Net realized losses on sales and calls of investment securities	—	(26)	—	(41)	(4,199)
Other income	2,045	2,473	1,847	8,501	8,846
Total non-interest income	2,547	2,966	2,303	10,488	6,445
NON-INTEREST EXPENSES:
Salaries and employee benefits	12,097	12,525	12,670	49,841	48,470
Occupancy and equipment	2,876	2,933	2,826	11,430	9,479
Other expense	7,479	6,709	7,692	29,115	36,752
Total non-interest expenses	22,452	22,167	23,188	90,386	94,701
Income before provision for income taxes	15,329	15,076	9,915	52,528	10,998
PROVISION FOR INCOME TAXES	4,159	4,203	3,020	14,360	3,332
Net income	$11,170	$10,873	$6,895	$38,168	$7,666
Net income per common share:
Basic earnings per common share	$0.59	$0.57	$0.37	$2.01	$0.45
Weighted average common shares used in basic computation	19,044,351	19,019,990	18,860,895	18,996,714	17,077,017
Diluted earnings per common share	$0.58	$0.57	$0.36	$2.00	$0.45
Weighted average common shares used in diluted computation	19,117,789	19,093,544	18,981,835	19,069,289	17,179,796
Cash dividends per common share	$0.12	$0.12	$0.12	$0.48	$0.48
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Community West Bancshares -- page 15
COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
For the three months ended	2025	2025	2025	2025	2024
(In thousands, except share and per share amounts)
Net interest income	$35,749	$34,944	$33,304	$32,182	$32,024
Provision (credit) for credit losses	515	667	2,613	(41)	1,224
Net interest income after provision (credit) for credit losses	35,234	34,277	30,691	32,223	30,800
Total non-interest income	2,547	2,966	2,364	2,611	2,303
Total non-interest expense	22,452	22,167	22,296	23,470	23,188
Provision for income taxes	4,159	4,203	2,927	3,071	3,020
Net income	$11,170	$10,873	$7,832	$8,293	$6,895
Basic earnings per common share	$0.59	$0.57	$0.41	$0.44	$0.37
Weighted average common shares used in basic computation	19,044,351	19,019,990	18,987,217	18,933,830	18,860,895
Diluted earnings per common share	$0.58	$0.57	$0.41	$0.44	$0.36
Weighted average common shares used in diluted computation	19,117,789	19,093,544	19,042,750	19,014,773	18,981,835

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Community West Bancshares -- page 16
COMMUNITY WEST BANCSHARES
SELECTED RATIOS
(Unaudited)

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
As of and for the three months ended	2025	2025	2025	2025	2024
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.18%	1.21%	1.20%	1.11%	1.11%
Non-performing assets to total assets	0.19%	0.20%	0.20%	0.20%	0.18%
Total non-performing assets	$6,955	$7,072	$6,769	$6,936	$6,461
Total nonaccrual loans	$6,955	$7,072	$6,769	$6,936	$6,461
Total substandard loans	$78,796	$67,069	$59,073	$47,605	$44,294
Total special mention loans	$54,155	$24,925	$19,706	$17,209	$17,384
Net loan charge-offs (recoveries)	$118	$(75)	$13	$(125)	$59
Net charge-offs (recoveries) to average loans (annualized)	0.02%	(0.01)%	—%	(0.02)%	0.01%
Book value per share	$21.37	$20.77	$19.86	$19.53	$19.11
Tangible book value per share (1)	$15.89	$15.27	$14.34	$13.97	$13.52
Total equity	$409,588	$397,576	$380,002	$371,937	$362,685
Tangible common equity (1)	$304,494	$292,232	$274,407	$266,092	$256,589
Cost of total deposits	1.39%	1.39%	1.43%	1.45%	1.49%
Interest and dividends on investment securities exempt from Federal income taxes	$1,275	$1,273	$1,307	$1,307	$1,319
Net interest margin (calculated on a fully tax equivalent basis) (2)	4.24%	4.20%	4.10%	4.04%	3.95%
Return on average assets (3)	1.23%	1.21%	0.88%	0.94%	0.78%
Return on average equity (3)	11.03%	11.25%	8.30%	8.97%	7.55%
Loan to deposit ratio	82.04%	79.66%	80.12%	80.13%	80.19%
Efficiency ratio	58.63%	58.47%	62.51%	67.38%	67.55%
Tier 1 leverage - Bancorp	9.80%	9.52%	9.48%	9.36%	9.17%
Tier 1 leverage - Bank	11.44%	11.24%	11.25%	11.12%	10.94%
Common equity tier 1 - Bancorp	11.56%	11.60%	11.42%	11.39%	11.15%
Common equity tier 1 - Bank	13.70%	13.90%	13.76%	13.75%	13.54%
Tier 1 risk-based capital - Bancorp	11.73%	11.77%	11.59%	11.57%	11.33%
Tier 1 risk-based capital - Bank	13.70%	13.90%	13.76%	13.75%	13.54%
Total risk-based capital - Bancorp	13.97%	14.07%	13.89%	13.82%	13.58%
Total risk based capital - Bank	14.77%	14.99%	14.84%	14.75%	14.54%
(1) Non-GAAP measure. See reconciliation of GAAP and Non-GAAP Financial Measures.
(2) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(3) Computed by annualizing quarterly net income.
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Community West Bancshares -- page 17
COMMUNITY WEST BANCSHARES
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended December 31, 2025			For the Three Months Ended September 30, 2025			For the Three Months Ended December 31, 2024
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$92,489	$919	3.97%	$104,344	$1,149	4.40%	$106,464	$1,311	4.93%
Securities
Taxable securities	570,478	3,921	2.75%	580,463	4,082	2.81%	611,747	4,602	3.01%
Non-taxable securities (1)	237,514	1,613	2.72%	238,353	1,611	2.70%	240,850	1,669	2.77%
Total investment securities	807,992	5,534	2.74%	818,816	5,693	2.78%	852,597	6,271	2.94%
Total securities and interest-earning deposits	900,481	6,453	2.87%	923,160	6,842	2.96%	959,061	7,582	3.16%
Loans (2) (3)	2,475,184	41,543	6.66%	2,410,272	40,384	6.65%	2,302,768	38,247	6.61%
Total interest-earning assets	3,375,665	$47,996	5.64%	3,333,432	$47,226	5.62%	3,261,829	$45,829	5.59%
Allowance for credit losses	(29,627)			(28,758)			(24,907)
Non-accrual loans	7,093			6,883			5,412
Cash and due from banks	33,766			35,484			35,177
Bank premises and equipment	23,742			23,963			24,236
Other assets	235,927			224,355			222,368
Total average assets	$3,646,566			$3,595,359			$3,524,115
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$660,200	$1,395	0.84%	$618,022	$1,220	0.78%	$545,763	$749	0.55%
Money market accounts	864,615	4,925	2.26%	861,403	4,953	2.28%	856,266	5,215	2.42%
Time certificates of deposit	500,605	4,600	3.65%	491,985	4,612	3.72%	456,381	4,924	4.29%
Total interest-bearing deposits	2,025,420	10,920	2.14%	1,971,410	10,785	2.17%	1,858,410	10,888	2.33%
Other borrowed funds	79,612	989	4.86%	92,325	1,159	4.91%	208,238	2,567	4.93%
Total interest-bearing liabilities	2,105,032	$11,909	2.24%	2,063,735	$11,944	2.30%	2,066,648	$13,455	2.59%
Non-interest bearing demand deposits	1,089,110			1,098,889			1,046,458
Other liabilities	47,449			46,235			45,801
Shareholders’ equity	404,975			386,500			365,208
Total average liabilities and shareholders’ equity	$3,646,566			$3,595,359			$3,524,115
Interest income and rate earned on average earning assets		$47,996	5.64%		$47,226	5.62%		$45,829	5.59%
Interest expense and interest cost related to average interest-bearing liabilities		11,909	2.24%		11,944	2.30%		13,455	2.59%
Net interest income and net interest margin (4)		$36,087	4.24%		$35,282	4.20%		$32,374	3.95%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $339, $338, and $351 at December 31, 2025, September 30, 2025, and December 31, 2024, respectively.
(2)    Loan interest income includes net loan (costs) fees of $29, $(44), and $(117) at December 31, 2025, September 30, 2025, and December 31, 2024, respectively. Loan interest income includes an accretion on loan marks of $2,587,000, $2,567,000, and $3,352,000 at December 31, 2025, September 30, 2025, and December 31, 2024, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

Community West Bancshares -- page 18

	For the Twelve Months Ended December 31, 2025			For the Twelve Months Ended December 31, 2024
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$96,566	$4,178	4.33%	$83,251	$4,355	5.23%
Securities
Taxable securities	585,937	16,481	2.81%	663,230	20,384	3.07%
Non-taxable securities (1)	238,760	6,534	2.74%	249,584	6,940	2.78%
Total investment securities	824,697	23,015	2.79%	912,814	27,324	2.99%
Total securities and interest-earning deposits	921,263	27,193	2.95%	996,065	31,679	3.18%
Loans (2) (3)	2,394,887	159,889	6.68%	1,978,386	130,166	6.58%
Total interest-earning assets	3,316,150	$187,082	5.64%	2,974,451	$161,845	5.44%
Allowance for credit losses	(27,612)			(22,635)
Non-accrual loans	6,502			2,421
Cash and due from banks	35,188			29,884
Bank premises and equipment	23,991			20,297
Other assets	227,041			185,943
Total average assets	$3,581,260			$3,190,361
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$616,825	$4,508	0.73%	$481,447	$1,464	0.30%
Money market accounts	868,971	20,048	2.31%	759,203	20,284	2.67%
Time certificates of deposit	476,607	18,075	3.79%	389,667	18,918	4.85%
Total interest-bearing deposits	1,962,403	42,631	2.17%	1,630,317	40,666	2.49%
Other borrowed funds	135,966	6,899	5.07%	178,627	9,355	5.24%
Total interest-bearing liabilities	2,098,369	$49,530	2.36%	1,808,944	$50,021	2.76%
Non-interest bearing demand deposits	1,052,129			1,025,611
Other liabilities	45,934			38,664
Shareholders’ equity	384,828			317,142
Total average liabilities and shareholders’ equity	$3,581,260			$3,190,361
Interest income and rate earned on average earning assets		$187,082	5.64%		$161,845	5.44%
Interest expense and interest cost related to average interest-bearing liabilities		49,530	2.36%		50,021	2.76%
Net interest income and net interest margin (4)		$137,552	4.15%		$111,824	3.76%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $1,373 and $1,457 at December 31, 2025 and December 31, 2024, respectively.
(2)    Loan interest income includes net loan fees (costs) of $301 and $(622) at December 31, 2025 and December 31, 2024, respectively. Loan interest income includes an accretion on loan marks of $11,481,000 and $9,849,000 at December 31, 2025 and December 31, 2024, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS:      Investor Contact:                 Media Contact:
Shannon Livingston                    Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer        Public Relations
Community West Bancshares                559-222-1322
916-235-4617